United States
Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 18, 2004

MID-STATE BANCSHARES

(Name of Small Business Issuer in its Charter)

California	000-23925	77-0442667
(State or Other Jurisdiction of Incorporation or Organization)	(File Number)	(I.R.S. Employer Identification No.)

1026 Grand Ave. Arroyo Grande, CA		93420
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (805) 473-7700

Item 5.            OTHER EVENTS AND REGULATION FD DISCLOSURE

Shareholders of Mid-State Bancshares elected Michael Miner to the Board of Directors on May 18, 2004 at the Company’s Annual Shareholders Meeting.

Please refer to the Press Release dated May 20, 2004, attached hereto and made a part hereof.

Gracia B. Bello, Director, whose term expired on May 18, 2004 retired from the Board of Directors.

Item 7.            EXHIBITS

Exhibit No.	Description

99	Press Release of May 20, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2004	MID-STATE BANCSHARES

	By:	/s/ JAMES W. LOKEY
James W. Lokey
President Chief Executive Officer

	By:	/S/ JAMES G. STATHOS
James G. Stathos
Executive Vice President Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99	Press Release announcing the election of Michael Miner to the Board of Directors